UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Perry Ellis International, Inc. (the “Company”) was held on Thursday, June 9, 2011. The results of the election were as follows:

Proposal 1: Joseph Natoli and Eduardo M. Sardiña were elected to the Board of Directors for a term of three years.

Name	For	Withheld	Broker Non-Votes
Joseph Natoli	14,729,399	202,997	640,789
Eduardo M. Sardiña	14,513,792	418,604	640,789

Proposal 2: The shareholders approved the Company’s executive compensation, in a non-binding advisory vote (“say on pay vote”). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
12,464,732	2,446,178	21,486	640,789

Proposal 3: The holders of a majority of the Company’s shares outstanding recommended, in a non-binding advisory vote, that the frequency of future say on pay votes be held every year. The voting results were as follows:

1 Year	2 Years	3 years	Abstentions	Broker Non-Votes
10,351,518	9,443	4,556,224	15,211	640,789

Based on the voting results, and consistent with the Board of Directors’ recommendation in the Proxy Statement, the Board has adopted a policy to hold a say on pay vote every year.

Proposal 4: The Company’s shareholders adopted the Company’s 2011 Management Incentive Compensation Plan. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
14,330,571	576,795	25,030	640,789

Proposal 5: The Company’s shareholders adopted the Company’s Second Amended and Restated 2005 Long-Term Incentive Compensation Plan. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
8,877,847	5,941,192	113,357	640,789

Proposal 6: Deloitte & Touche LLP was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012. The voting results were as follows:

For	Against	Abstentions
15,502,451	59,335	11,399

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 14, 2011	By:	/s/ Cory Shade
Cory Shade,
Senior Vice President, General Counsel and Assistant Secretary